Exhibit 10.16(v)

SECOND AMENDMENT TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS SECOND AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (this “Amendment”) is entered into this 9th day of November, 2007, but effective as of September 29, 2007, by and among SILICON VALLEY BANK (“Bank”), MEDECISION, INC., a Pennsylvania corporation (“MEDecision”), and MEDECISION INVESTMENTS, INC., a Delaware corporation (“MEDecision Investments”; and together with MEDecision, jointly, severally and collectively, “Borrower”) whose address is 601 Lee Road, Wayne, Pennsylvania 19087.

RECITALS

A.                                    Bank and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of September 28, 2006 (as the same has been amended, modified, supplemented or restated, the “Loan Agreement”).

B.                                    Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.                                    Borrower has requested that Bank amend the Loan Agreement to (i) extend the Revolving Line Maturity Date and (ii) make certain other revisions to the Loan Agreement as more fully set forth herein.

D.                                    Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1.                                      Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2.                                      Amendments to Loan Agreement.

2.1                               Section 6.8 (Financial Covenants). Notwithstanding the requirements of Section 6.8 of the Loan Agreement to the contrary, Bank agrees that (i) the adjusted quick ratio covenant contained in Section 6.8(a) will not be tested for the month ended September 30, 2007, and (ii) the Tangible Net Worth covenant contained in Section 6.8(b) will not be tested for the quarter ended September 30, 2007.

2.2                               Section 13 (Definitions). The following term and its definition set forth in Section 13.1 is amended in its entirety and replaced with the following:

“Revolving Line Maturity Date” is December 15, 2007.

2.3                               Compliance Certificate. The Compliance Certificate to the Loan Agreement is replaced in its entirety with Exhibit D attached hereto.

3.                                      Limitation of Amendments.

3.1                               The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

3.2                               This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4.                                      Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

4.1                               Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

4.2                               Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

4.3                               The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

4.4                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

4.5                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

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4.6                               The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made; and

4.7                               This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5.                                      Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

6.                                      Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment of a non refundable amendment fee in an amount equal to Nine Thousand Five Hundred Dollars ($9,500) and (c) payment of Bank’s legal fees and expenses in connection with the negotiation and preparation of this Amendment.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BANK

SILICON VALLEY BANK

By:	/s/ Richard White
Name: Richard White
Title: Relationship Manager

BORROWERS

MEDECISION, INC.

By:	/s/ Carl E. Smith
Name: Carl E. Smith
Title: Executive Vice President and Chief
Financial Officer

MEDECISION INVESTMENTS, INC.

By:	/s/ Harold F. Kalbach, Jr.
Name: Harold F. Kalbach, Jr.
Title: Treasurer

[Signature Page to Second Amendment to Amended and Restated L&SA]

EXHIBIT D

COMPLIANCE CERTIFICATE

TO:	SILICON VALLEY BANK	Date:
FROM: MEDECISION, INC.

The undersigned authorized officer of MEDecision, Inc. (“Borrower”) certifies that under the terms and conditions of the Amended and Restated Loan and Security Agreement between Borrower and Bank (the “Agreement”), (1) Borrower is in complete compliance for the period ending                      with all required covenants except as noted below, (2) there are no Events of Default, (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date, (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 6.8 of the Agreement, and (5) no Liens have been levied or claims made against Borrower or any of its Subsidiaries relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank. Attached are the required documents supporting the certification. The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes. The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered. Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenant	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited) + CC	FYE within 120 days	Yes No
Field Audits	1x a year	Yes No
10-Q	Within 45 days after filing with SEC	Yes No
10-K and 8-K	Within 90 days after filing with SEC	Yes No
Borrowing Base Certificate A/R & A/P Agings	Monthly within 30 days	Yes No
Board Projections (Annual internal operating plans)	Annually, 30 days prior to FYE	Yes No
Board Projections (Annual financial projections)	Annually, 15 days prior to FYE	Yes No

The following Intellectual Property was registered after the Effective Date (if no registrations, state “None”)

Financial Covenant		Required	Actual	Complies

*	Minimum Tangible Net Worth (Tested Quarterly):
	March 31 2007	$9,000,000	$	Yes No
	June 30, 2007	$9,000,000	$	Yes No
	September 30, 2007	$9,000,000	$	Yes No
	December 31, 2007	$12,000,000	$	Yes No
	At all times thereafter	$12,000,000	$	Yes No

*	*Adjusted Quick Ratio (Tested Monthly):
	February 28, 2007 through September 30, 2007	1.50:1.00	:1.00	Yes No
	October 31, 2007 and at all times thereafter	1.75:1.00	:1.00	Yes No

* not tested for the quarter ended September 30, 2007

** not tested for the month ended September 30, 2007

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

MEDECISION, INC.	BANK USE ONLY

Received by:
By:	AUTHORIZED SIGNER
Name:	Date:
Title:
Verified
AUTHORIZED SIGNER
Date:

Compliance Status: Yes No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

Dated:

I.                                         Adjusted Quick Ratio (Section 6.8(a))

Required:

February 28, 2007 through September 30, 2007	1.50:1.00
October 31, 2007 and at all times thereafter	1.75:1.00

Actual:

A.	Aggregate value of the unrestricted cash and cash equivalents of Borrower and its Subsidiaries	$
B.	Aggregate value of accounts receivable of Borrower and its Subsidiaries	$
C.	Aggregate value of the Investments with maturities of fewer than 12 months of Borrower and it Subsidiaries	$
D.	Quick Assets (the sum of lines A through C)	$
E.	Aggregate value of Obligations to Bank	$
F.

Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1 year)

$
G.	Current Liabilities (the sum of lines E and F)	$
H.	50% of deferred revenues	$
I.	Line G minus line H	$
J.	Adjusted Quick Ratio (line D divided by line I)

Is line E equal to or greater than         :1:00?

              No, not in compliance                                                                                                                                                           Yes, in compliance

II.                                     Tangible Net Worth (Section 6.8(b))

Required:

March 31 2007	$9,000,000
June 30, 2007	$9,000,000
September 30, 2007	$9,000,000
December 31, 2007	$12,000,000
At all times thereafter	$12,000,000

Actual:

A.	Aggregate value of total assets of Borrower and its Subsidiaries	$
B.	Aggregate value of goodwill of Borrower and its Subsidiaries	$
C.

Aggregate value of intangible assets of Borrower and its Subsidiaries (including unamortized debt discount and expense, capitalized software, deferred tax assets, patents, trade and service marks and names, copyrights and research and development expenses except prepaid expenses)

$
D.	Aggregate value of all notes, accounts receivable and other obligations owing to Borrower from its officers or other Affiliates	$
E.	Aggregate value of any reserves not already deducted from assets	$
F.

Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness and current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt

$
G.	Tangible Net Worth (line A minus line B minus line C minus line D minus line E minus line F)	$

Is line G equal to or greater than required amount?

           No, not in compliance                                                                                                                                                    Yes, in compliance